Exhibit 99.1

FOR IMMEDIATE RELEASE
July 13, 2007
Contact: John Henderson
Chief Financial Officer
217-226-5468

THE GSI GROUP,  INC. ANNOUNCES RECEIPT OF REQUISITE CONSENTS IN CONSENT SOLICITATION FOR ITS 12% SENIOR NOTES DUE 2013

(ASSUMPTION, IL ) – The GSI Group, Inc. (the “Company”) announced today that it has received the requisite consents to adopt all of the proposed amendments to the indenture related to its outstanding 12% Senior Notes due 2013 (the “Notes”). The consent solicitation and the related tender offer are being made in connection with the previously announced merger of the Company’s parent, GSI Holdings Corp., with an affiliate of Centerbridge Capital Partners, L.P.

As of 5:00 p.m., New York City time, on July 13, 2007 (the “Consent Payment Deadline”), the Company had received consents and tendered Notes in respect of 100% of the aggregate outstanding principal amount of Notes.

It is expected that the supplemental indenture effecting the proposed amendments will be executed shortly but such proposed amendments will only become operative immediately prior to the acceptance for payment of all Notes that are validly tendered (and not withdrawn) on or prior to the Consent Payment Deadline.

The Consent Payment Deadline with respect to the tender offer and consent solicitation has now passed and withdrawal rights have terminated.  The tender offer will expire at midnight, New York City time, on August 13, 2007, unless extended or earlier terminated by the Company.

The tender offer and consent solicitation relating to the Notes are being made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 29, 2007 (the “Offer to Purchase”) and the related Consent and Letter of Transmittal. Further details about the terms and conditions of the tender offer and consent solicitation are set forth in the Offer to Purchase.

The Company has retained UBS Securities LLC to act as the Dealer Manager for the tender offer and Solicitation Agent for the consent solicitation.  Persons with questions regarding the tender offers and the consent solicitations should contact the Dealer Manager at 888-722-9555, ext. 4210 (toll-free) or 203-719-4210 (collect).  Requests for documentation may be directed to MacKenzie Partners, Inc., the Information Agent, which can be contacted at 800-322-2885 (toll-free) or 212-929-5500 (collect).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to purchase the Notes is only being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase.  The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offers or consent solicitations are required to be made by a licensed broker or dealer, they shall be deemed to be made by UBS Securities LLC on behalf of the Company. None of the Company, the Dealer Manager, the Information Agent or the depositary makes any recommendation in connection with the tender offer or the consent solicitation.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of the Company to differ materially from forecasted results.  Those risks include, among other things, obtaining suitable financing to support our growth in operations; possible acquisition or divestiture transactions; managing our growth to achieve operating efficiencies; successfully competing in our markets; adequately protecting our proprietary information and technology from competitors; assuring that our products are not rendered obsolete by products or technologies of competitors; successfully managing product liability risks; and avoiding problems with third parties, including key personnel, upon whom we may be dependent.   The risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.